Exhibit 10.02

OFFICE LEASE

This Lease Agreement entered into on the 1st day of November, 2004, between The Baer Building North “Landlord” hereby leases the Suite A101 at described Property to Health Enhancement Products Inc. “Tenant”.  The Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the “Lease”), including the Basic Provisions.

IN CONSIDERATION of their mutual promises made herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.

DEFINITIONS.  The following words and phrases shall have the following meaning wherever used in this Lease.

LANDLORD:

Evans Road, LLC, d/b/a The Baer Building North,

The Baer Building South,

2530 South Rural Road, Tempe, AZ 85282

TENANT:

Health Enhancement Products Inc.

2530 South Rural Road, Tempe, AZ 85282

PREMISES:

Suite number:

A 101

With or without additional secretarial space:   N/A

TERM:

Two (2) – 90 months Totaling 180 Months

Commencement date:

November 1, 2004

Expiration Date:

April 30, 2012

RENT:

Monthly Suite Rent:

$ 8,700 + tax

Monthly Secretarial

Space Rent:

$

N/A

Total Monthly Rental:

$ 8,700+ tax

Advance Rent due from
Tenant upon signing Lease:        $  8,865.30

Suite security deposit:

$  1st Months Rent

Telephone security deposit:

$  N/A

2.

RENTAL PAYMENTS.  Tenant agrees to pay to Landlord monthly rent installments for every month during the term of this Lease, by the 1st day of each month, in the amounts set forth above.  If advance rent due from Tenant upon signing Lease in the amount set forth above is due and payable, said payment shall take place within 7 days upon signing of the Lease.  If a monthly Lease, in the amount set forth above, is due and payable said payment shall take place upon signing of the Lease.  If a monthly secretarial space rent is also indicated above, that payment will also be due on the first days of each month in the amount set forth above.  If Tenant fails to pay any sum to be paid by Tenant, Landlord may impose a late charge in the amount of 10% of the sum due.  This is not a grace period; any payment not received when due is in default.  Payment shall be made at Landlord’s address set forth above or as shall be later designated by landlord in writing.

3.

Rent Tax.  In addition to the Annual Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Annual Rent State Tax.  Current state rental tax is .5% and current city rental tax is 1.4% for a total of 1.9% rental tax on base rent per month.

4.

OPTION TO EXTEND.  This office Lease and the terms contained therein will continue beyond the expiration date for a like period of time as originally agreed upon unless affirmative action is taken by either party in the form of written notification to the other party indicating that they choose not to exercise the option to continue.  This written notification must be received by the recipient thirty (30) days prior to the expiration date.

5.

USE AND OCCUPANCY.  Tenant shall use and occupy the office suite as Offices and Manufacturing & Distribution of Natural Health Products.

6.

PROPERTY AND SERVICES PROVIDED BY LANDLORD.  Tenant shall be responsible for telephone and computer equipment and will remain property of the tenant.  The telephone and computer wiring is considered to be a fixture and will remain with the office suite upon any future departure by the Tenant.  The Tenant will bear individual responsibility for any costs incurred for phone services to include intra and interstate telephonic communication and billing statements for any facsimile services.

7.

CLEANING SERVICES.  The Landlord shall provide a janitorial service two (2) days a week.

8.

ASSIGNMENT OR SUB-LEASE.  Tenant shall not, without first obtaining the written consent of Landlord, assign, mortgage, pledge, or encumber this rental agreement, in whole or in part, or sub-let any part of the office premise.

9.

SALE OF LANDLORD’S INTEREST IN PROPERTY.  If Landlord sells its interest in the property, then Landlord shall have the right to terminate this Lease by giving ninety (90) days written notice to Tenant, and this Lease shall then expire on the date set forth in said notice, which shall not be sooner than the 90th day after the date the notice is sent.  This right of termination may be exercised anytime after execution of a binding contract for sale of Landlord’s interest in the property.  This right shall automatically pass to Landlord’s successor in interest to the properly.

10.

GOVERNING AND LAW.  Governing Law.  This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the Stare of Arizona.  The venue for any dispute arising under this Lease shall be a court of competent jurisdiction in Maricopa Comity, Arizona.

LANDLORD: /s/ Howard R. Baer (Signature) HOWARD R. BAER (Print Name)
TENANT: /s/ Jeffery Richards (Signature) JEFFERY RICHARDS (Print Name)

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